Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FIRST QUARTER RESULTS

MURRAY HILL, NJ — (April 22, 2014) — C. R. Bard, Inc. (NYSE: BCR) today reported 2014 first quarter financial results. First quarter 2014 net sales were $799.3 million, an increase of 8 percent over the prior-year period on both an as-reported and constant currency basis.

For the first quarter 2014, net sales in the U.S. were $551.4 million, an increase of 11 percent over the prior-year period. Net sales outside the U.S. were $247.9 million, an increase of 3 percent over the prior-year period on both an as-reported and constant currency basis.

For the first quarter 2014, net income was $148.4 million and diluted earnings per share were $1.86, an increase of 64 percent and 72 percent, respectively, as compared to first quarter 2013 results. First quarter 2014 net income, after adjusting for certain items that affect comparability between periods, was $134.9 million, and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangible assets, was $1.91, an increase of 12 percent and 19 percent, respectively, as compared to first quarter 2013 results. These non-GAAP adjustments are detailed in the tables below.

Timothy M. Ring, chairman and chief executive officer, commented, “The financial results in the first quarter reflect a positive start to the year, as we exceeded our expectations for both sales and earnings per share. The organization is focused on executing our strategic investment plan with the objective of improving the long-term growth profile of the business.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our December 31, 2013 Form 10-K for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended March 31,
	2014	2013
Net sales	$799,300	$740,300
Costs and expenses
Cost of goods sold	309,500	295,300
Marketing, selling and administrative expense	236,800	216,400
Research and development expense	64,300	59,300
Interest expense	11,100	11,400
Other (income) expense, net	(6,000)	30,300

Total costs and expenses	615,700	612,700

Income from operations before income taxes	183,600	127,600

Income tax provision	35,200	36,900

Net income	$148,400	$90,700

Basic earnings per share available to common shareholders	$1.89	$1.09

Diluted earnings per share available to common shareholders	$1.86	$1.08

Wt. avg. common shares outstanding - basic	77,000	81,300
Wt. avg. common and common equivalent shares outstanding - diluted	78,500	82,500

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended March 31,
				Constant
	2014	2013	Change	Currency
Vascular	$219,200	$203,200	8%	8%
Urology	201,400	188,800	7%	7%
Oncology	219,000	207,100	6%	6%
Surgical Specialties	135,200	120,300	12%	13%
Other	24,500	20,900	17%	17%

Net sales	$799,300	$740,300	8%

Foreign exchange impact		(1,200)

Constant Currency	$799,300	$739,100		8%

Non-GAAP Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended March 31, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$309.5	$236.8	$64.3	$(6.0)	$35.2	$148.4	$1.86
Items that affect comparability of results between periods:
Acquisition-related items	(0.6)	(0.1)	(0.4)	(2.0)	0.8	2.3
Gain on sale of investment	—	—	—	7.1	(2.2)	(4.9)
Tax item	—	—	—	—	10.9	(10.9)

Total	(0.6)	(0.1)	(0.4)	5.1	9.5	(13.5)	(0.17)

Adjusted Basis	$308.9	$236.7	$63.9	$(0.9)	$44.7	$134.9

Amortization of intangible assets	$26.6				$8.9	$17.7	0.22

Adjusted Earnings						$152.6	$1.91

	Quarter Ended March 31, 2013 (1)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$295.3	$216.4	$59.3	$30.3	$36.9	$90.7	$1.08
Items that affect comparability of results between periods:
Acquisition-related items	(0.2)	(0.2)	(0.4)	0.1	—	0.7
Asset impairments	(1.9)	—	—	(3.8)	1.4	4.3
Litigation charges	—	—	—	(25.8)	0.8	25.0

Total	(2.1)	(0.2)	(0.4)	(29.5)	2.2	30.0	0.36

Adjusted Basis	$293.2	$216.2	$58.9	$0.8	$39.1	$120.7

Amortization of intangible assets	$21.6				$7.0	$14.6	0.17

Adjusted Earnings						$135.3	$1.61

(1)	Beginning in 2014, amortization of intangible assets is included as an item that affects comparability of adjusted earnings between periods. Prior year amounts have been conformed to current year presentation.

Notes to Non-GAAP Reconciliation of Earnings

•

For the three months ended March 31, 2014, the following items affected the comparability of results between periods: (i) charges of $3.1 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a gain of $7.1 million pre-tax related to the sale of an equity investment; and (iii) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items increased net income by $13.5 million, or $0.17 diluted earnings per share available to common shareholders. Amortization of intangible assets was $26.6 million pre-tax, which decreased net income on an adjusted basis by $17.7 million, or $0.22 diluted earnings per share available to common shareholders.

•

For the three months ended March 31, 2013, the following items affected the comparability of results between periods: (i) charges of $0.7 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $5.7 million pre-tax related to asset impairments; and (iii) charges of $25.8 million pre-tax related to litigation matters. The net effect of these items decreased net income by $30.0 million, or $0.36 diluted earnings per share available to common shareholders. Amortization of intangible assets was $21.6 million pre-tax, which decreased net income on an adjusted basis by $14.6 million, or $0.17 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition-related items and asset impairments; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items; (4) other (income) expense, net, excluding acquisition-related items, litigation charges, gain on sale of investment, and asset impairments; (5) income tax provision excluding a decrease associated with the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended March 31,
	2014	2013
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$148,400	$90,700
Less: Income allocated to participating securities (1)	2,500	1,700

Net income available to common shareholders	$145,900	$89,000

Earnings per Share Numerator: Adjusted Earnings
Net income	$152,600	$135,300
Less: Income allocated to participating securities (1)	2,500	2,400

Net income available to common shareholders	$150,100	$132,900

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	77,000	81,300
Wt. avg. common and common equivalent shares outstanding - diluted	78,500	82,500
Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.89	$1.09

Diluted earnings per share available to common shareholders	$1.86	$1.08

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$1.91	$1.61

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income less income allocated to participating securities.